Exhibit 3.4

Amended and Restated Bylaws of
F5 Finishes, Inc.

(Amended and Restated as of _______, 2019)

Table of Contents

Article 1 Offices		1

1.1	Registered Office	1
1.2	Other Offices	1

Article 2 Stockholders		1

2.1	Annual Meeting	1
2.2	Business at Annual Meetings of Stockholders	1
2.3	Special Meetings	6
2.4	Place of Meetings	8
2.5	Notice of Meetings	8
2.6	Quorum	9
2.7	Voting	9
2.8	Proxies	9
2.9	Voting List	9
2.10	Inspectors	9
2.11	Adjournments	10
2.12	Action by Consent	10
2.13	Notice to Stockholders by Electronic Transmission	10

Article 3 Directors		11

3.1	General Powers	11
3.2	Number and Term of Office	11
3.3	Regular Meetings	11
3.4	Special Meetings	11
3.5	Notice of Special Meetings	12
3.6	Quorum	12
3.7	Participation by Telephone	12
3.8	Voting	12
3.9	Resignation	12
3.10	Removal	12
3.11	Vacancies	12
3.12	Compensation	12

3.13	Committees	13
3.14	Action by Consent	13
3.15	Lead Director	13

Article 4 Officers		14

4.1	Principal Officers	14
4.2	Election and Term of Office	14
4.3	Resignation	14
4.4	Removal	14
4.5	Vacancies	14
4.6	Chairman of the Board	14
4.7	President and Chief Executive Officer	15
4.8	Chief Operating Officer	15
4.9	Chief Financial Officer	15
4.10	Vice Presidents	15
4.11	Secretary	15
4.12	Assistant Officers	16
4.13	Salaries	16

Article 5 Indemnification		16

5.1	Right to Indemnification	16
5.2	Right to Advancement of Expenses	17
5.3	Enforcement	17
5.4	Non-Exclusivity of Rights	17
5.5	Contract Rights and Survival	18
5.6	Insurance	18
5.7	Prospective Changes Only	18
5.8	Saving Clause	18
5.9	Non-Officer Employees and Agents	18
5.10	Certain Definitions	18

Article 6 Stock		19

6.1	Stock Certificates	19
6.2	Endorsements	20
6.3	Transfers	20
6.4	Lost Certificates	20
6.5	Stockholders of Record	20
6.6	Record Date	21

Article 7 General Provisions		21

7.1	Contracts	21
7.2	Loans	21
7.3	Checks	21
7.4	Depositories	22
7.5	Fiscal Year	22

ii

7.6	Corporate Seal	22
7.7	Waiver of Notice	22
7.8	Evidence of Authority	22
7.9	Transactions with Interested Parties	22
7.10	Use of Words	23
7.11	Electronic Transmission	23

Article 8 Amendments		23

8.1	By Board of Directors	23
8.2	By Stockholders	23

iii

Amended and Restated Bylaws of
F5 Finishes, Inc.

(Amended and Restated as of _______, 2019)

Article 1
Offices

1.1 Registered Office

The Corporation’s registered office in the State of Delaware shall be located at United Corporate Services, Inc., 874 Walker Road, Suite C, Dover, Delaware 19904 (Kent County), and its registered agent shall be The Corporation Trust Company. The Corporation’s registered office and registered agent may be changed at any time by the board of directors.

1.2 Other Offices

The Corporation may also have other offices, either within or outside the State of Delaware, as the board of directors determines or as the Corporation’s business requires.

Article 2
Stockholders

2.1 Annual Meeting

An annual meeting of stockholders for the election of directors and the transaction of any other business which properly comes before the meeting shall be held on a date fixed by the board of directors.

2.2 Business at Annual Meetings of Stockholders

(a) General. At an annual meeting of the stockholders, only such nominations for director will be made and only such other business will be conducted as will have been properly brought before the meeting. To be properly brought before an annual meeting, nominations and other business must be: either (1) proposed by or at the direction of the board of directors, either pursuant to the Corporation’s notice of the meeting in compliance with Section 2.5 of these Bylaws or otherwise; or (2) proposed to be brought before the meeting by any stockholder (x) who is entitled to vote at the meeting, (y) who gives timely notice of the proposed business or nomination of persons for election as directors by stockholders in compliance with this Section 2.2, and (z) who is a stockholder of record at the time of the giving of such notice and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting. In addition, for any business to be properly brought before an annual meeting by a proposing stockholder, the business must be a proper matter for stockholder action under applicable law, the Corporation’s amended and restated certificate of incorporation, and these Bylaws. For the avoidance of doubt, the foregoing clause (2) shall be the exclusive means for a stockholder to make nominations or propose business (other than business to be included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”)) at an annual meeting of stockholders.

(b) Timing of Notice. To be timely for the purposes of this Section 2.2, a stockholder’s notice of proposed business or proposed nomination of any person by any stockholder for election as a director must be addressed to the secretary of the Corporation and received at the Corporation’s principal executive offices no later than the close of business on the 90th day, and no earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting of stockholders. If, however, the date of the annual meeting is more than 30 days before or after the first anniversary, the stockholder’s notice must be received no more than 120 days prior to such annual meeting nor less than the later of (x) 90 days prior to such annual meeting and (y) the close of business on the 10th day following the date on which notice or public disclosure of the date of the meeting was first given or made. In no event shall an adjournment of an annual meeting, or a postponement of an annual meeting for which notice has been given, or the public disclosure thereof, commence a new time period for the giving of a stockholder’s notice as described above.

(c) Form of Notice for Business Proposals. If a stockholder wishes to propose business to be considered at an annual meeting, the stockholder’s notice to the secretary of the Corporation shall include: (1) for each item of business that the stockholder proposes to bring before the annual meeting, a brief description of the business and the reasons for conducting the business at the annual meeting; (2) the name and address of such proposing stockholder and the beneficial owner, if any, on whose behalf such business is proposed (each, a “Proposing Party”); (3)(i) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially or of record by each Proposing Party or any Stockholder Associated Person (as defined below); (ii) any Derivative Instrument (as defined below) directly or indirectly owned beneficially by each Proposing Party or any Stockholder Associated Person; (iii) any proxy, contract, arrangement, understanding or relationship pursuant to which any Proposing Party or any Stockholder Associated Person has a right to vote any class or series of shares of the Corporation; (iv) any Short Interest (as defined below) held by or involving any Proposing Party or any Stockholder Associated Person; (v) any rights to dividends on the shares of the Corporation owned beneficially by any Proposing Party or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation; (vi) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any Proposing Party or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership; (vii) any performance-related fees (other than an asset-based fee) to which any Proposing Party or any Stockholder Associated Person is entitled, based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including, without limitation, any such interests held by members of such Proposing Party’s or such Stockholder Associated Person’s immediate family sharing the same household; (viii) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by any Proposing Party or any Stockholder Associated Person; and (ix) any direct or indirect interest of any Proposing Party or any Stockholder Associated Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement) (which information described in this clause (3) shall be supplemented by such stockholder not later than 10 days after the record date for the meeting to disclose such information as of the record date); (4) a description of all arrangements or understandings between any Proposing Party or any Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business by such Proposing Party and any material interest of any Proposing Party and any Stockholder Associated Person in such business; (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; (6) a Business Solicitation Representation (as defined below); and (7) any other information relating to each Proposing Party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for stockholder proposals pursuant to Section 14A of the Exchange Act, and the rules and regulations promulgated thereunder (including Section 14 of the Exchange Act, the “Proxy Rules”).

(d) Form of Notice for Director Nominations. If a stockholder wishes to nominate an individual for election to the board of directors at an annual meeting, the stockholder’s notice to the secretary of the Corporation shall include: (1) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class or series and number of shares of capital stock (if any) of the Corporation that are, directly or indirectly, owned beneficially or of record by such person; and (iv) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors required pursuant to the Proxy Rules; (2) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf such nomination is made (each, a “Nominating Party”): (i) the name and address of each Nominating Party; (ii)(A) the class or series and number of shares of capital stock of the Corporation that are directly or indirectly, owned beneficially or of record by each Nominating Party or any Stockholder Associated Person; (B) any Derivative Instrument directly or indirectly owned beneficially by each Nominating Party or any Stockholder Associated Person; (C) any proxy, contract, arrangement, understanding or relationship pursuant to which any Nominating Party or any Stockholder Associated Person has a right to vote any class or series of shares of the Corporation; (D) any Short Interest held by or involving any Nominating Party or any Stockholder Associated Person; (E) any rights to dividends on the shares of the Corporation owned beneficially by any Nominating Party or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation; (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any Nominating Party or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership; (G) any performance-related fees (other than an asset-based fee) to which any Nominating Party or any Stockholder Associated Person is entitled, based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including, without limitation, any such interests held by members of such Nominating Person’s or such Stockholder Associated Person’s immediate family sharing the same household; (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by any Nominating Party or any Stockholder Associated Person; and (I) any direct or indirect interest of any Nominating Party or any Stockholder Associated Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement) (which information described in this clause (2) shall be supplemented by such stockholder not later than 10 days after the record date for the meeting to disclose such information as of the record date); (3) a description of all arrangements or understandings between any Nominating Party or any Stockholder Associated Person and each proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are to be made; (4) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; (5) a Nominee Solicitation Representation (as defined below); (6) an executed questionnaire (which form of questionnaire shall be provided by the secretary of the Corporation upon written request), which must be submitted within 10 days of the Nominating Party’s first submission of the notice; (7) a written representation and agreement (in the form provided by the secretary of the Corporation upon written request) that such person (i) is not and will not become a party to any Voting Commitment (as defined below) that has not been disclosed therein; (ii) is not and will not become a party to any Compensation Arrangement (as defined below) that has not been disclosed therein; and (iii) that such person has read and agrees, if elected, to adhere to all applicable publicly disclosed corporate governance policies and guidelines applicable to directors; and (8) any other information relating to each Nominating Party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Proxy Rules. Such notice must be accompanied by a written consent of each proposed nominee to being named in the Corporation’s proxy statement, form of proxy and ballot as a nominee and to serving as a director if elected. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(e) Definitions. For purposes of these Bylaws:

(1) “Business Solicitation Representation” shall mean, with respect to any Proposing Party, a representation as to whether such Proposing Party or any Stockholder Associated Person will deliver a proxy statement and form of proxy to the holders of at least the percentage of the Corporation’s voting shares required under applicable law to adopt such proposed business or otherwise to solicit proxies from stockholders in support of such proposal;

(2) “Compensation Arrangement” shall mean any direct or indirect compensation or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, including, without limitation, any agreement, arrangement or understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with candidacy, service or action as a nominee or as a director;

(3) “Derivative Instrument” shall mean any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including, without limitation, due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the holder thereof may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;

(4) “Nominee Solicitation Representation” shall mean a representation as to whether such Nominating Party or any Stockholder Associated Person will deliver a proxy statement and form of proxy to a number of holders of the Corporation’s voting shares reasonably believed by such Nominating Party to be sufficient to elect its nominee or nominees or otherwise to solicit proxies from stockholders in support of such nominations;

(5) “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act;

(6) “Short Interest” shall mean any agreement, arrangement, understanding, relationship or otherwise, including, without limitation, any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving any Proposing Party or any Nominating Party, as applicable, or any Stockholder Associated Person of any Proposing Party or Nominating Party, as applicable, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Party or such Nominating Party, as applicable, or any Stockholder Associated Person of any Proposing Party or Nominating Party, as applicable, with respect to any class or series of shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of shares of the Corporation;

(7) “Stockholder Associated Person” shall mean, with respect to any Proposing Party or any Nominating Party, (i) any person directly or indirectly controlling, controlled by, under common control with or acting in concert with such Proposing Party or Nominating Party (as applicable), or (ii) any member of the immediate family of such Proposing Party or Nominating Party (as applicable) sharing the same household.

(6) “Voting Commitment” shall mean any agreement, arrangement or understanding with, and any commitment or assurance to, any person or entity as to how a person, if elected as a director of the Corporation, will act or vote on any issue or question.

(f) The chairman of the annual meeting shall have the power to determine whether any proposed business or proposed nomination was not properly brought before the annual meeting in accordance with the procedures in this Section 2.2. If the chairman determines that any business was not properly brought before the meeting, the chairman shall inform the meeting that the business was not brought properly before the meeting and that the business may not be transacted or such nominees for election as director may not be considered, as applicable. Notwithstanding the foregoing provisions of this Section 2.2, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to propose business or present a nomination, such proposed business or such nomination need not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.2, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such person must, if requested to do so, produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

2.3 Special Meetings

(a) A special meeting of stockholders may be called for any purpose or purposes by the chairman of the board, the president and chief executive officer, the secretary of the Corporation at the direction of the board of directors, or the lead director (if one has been appointed). The business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the meeting.

(b) A special meeting of stockholders (the “special meeting”) also shall be called at the request (the “special meeting request”) of one or more stockholders of record (the “requesting stockholders”) in accordance with the following procedures and subject to the following terms and conditions:

(1) The requesting stockholders must have continuously held as stockholders of record shares in a net long position (as defined below) representing in the aggregate at least 25.0% of the Corporation’s issued and outstanding shares of common stock for at least one year prior to the date of delivery of the special meeting request (the “percentage requirement”).

(2) The board shall determine whether the requesting stockholders have satisfied the percentage requirement, and the board’s determination shall be binding and conclusive on the Corporation and the requesting stockholders. In making its determination, shares held in a “net long position” shall mean those shares of common stock as to which the stockholder in question possesses (i) the sole power to vote or direct the voting, (ii) the sole economic incidents of ownership (including the sole right to profits and the sole risk of loss), and (iii) the sole power to dispose of or direct the disposition. The number of shares calculated in accordance with clauses (i), (ii) and (iii) shall not include any shares (x) sold by such stockholder in any transaction that has not been settled or closed, (y) borrowed by such stockholder for any purposes or purchased by such stockholder pursuant to an agreement to resell or (z) subject to any option, warrant, derivative or other agreement or understanding, whether any such arrangement is to be settled with shares of common stock or with cash based on the notional amount of shares subject thereto, in any such case which has, or is intended to have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such stockholder’s rights to vote or direct the voting and full rights to dispose or direct the disposition of any of such shares, (B) offsetting to any degree gain or loss arising from the sole economic ownership of such shares by such stockholder or (C) directly or indirectly hedging or transferring the economic consequences of ownership of the shares in question.

(3) A special meeting request must (x) be in writing, (y) state the specific purpose or purposes of the proposed special meeting and the specific matters proposed to be acted on at such special meeting, and (z) be delivered by registered U.S. mail, return receipt requested, or overnight courier service, or messenger service, in each case requiring a signature upon delivery, to the attention of the secretary of the Corporation at the Corporation’s principal executive offices. A special meeting request must also be signed and dated by each stockholder of record making the request and each beneficial owner on whose behalf the request is being made. In addition, a special meeting request must include an acknowledgement that the request will be considered revoked if, following delivery of the request, any reduction in the aggregate net long position of the requesting stockholders reduces their position below the percentage requirement. A special meeting request must also contain supporting documentation to show that the requesting stockholders satisfied the percentage requirement as of the date of delivery of the request and for at least one year prior to the date of delivery, provided that if any of the requesting stockholders are not the beneficial owners of the shares satisfying the percentage requirement, then to be valid, the special meeting request also must include documentary evidence that the beneficial owners on whose behalf the request is made, together with any requesting stockholders who are beneficial owners, satisfied the percentage requirement as of the date of delivery of the request and for at least one year prior to the date of delivery. If the purpose or purposes of the proposed special meeting includes the election of one or more directors, the special meeting request also shall include the information required by these Bylaws and Section 14A of the Exchange Act, and the rules and regulations promulgated thereunder (including the Proxy Rules). In addition, the requesting stockholders shall promptly provide any other information reasonably requested by the Corporation. Each requesting stockholder shall update the information required pursuant to this paragraph (3) not later than 10 business days after the record date for the meeting to provide any material changes in the foregoing information as of such record date and, with respect to the documentary evidence required to show that the requesting stockholders satisfied the percentage requirement, also as of a date not more than five business days before the scheduled date of the special meeting as to which the request relates.

(4) Any requesting stockholder may revoke a special meeting request at any time by written revocation delivered to the secretary of the Corporation at the Corporation’s principal executive offices. If, following such revocation (including any revocation resulting from a disposition of shares) at any time before the date of the special meeting, the remaining unrevoked special meeting requests are from stockholders holding in the aggregate less than the percentage requirement, the board of directors may cancel the special meeting in its discretion.

(5) A special meeting of stockholders shall not be required to be called by reason of a special meeting request:

(i) if or to the extent that the purpose or one of the purposes of the special meeting (x) is to consider an item of business substantially similar (as determined by the board in good faith) to an item of business that was considered at an annual or special meeting of stockholders held during the 180-day period ending on the date of delivery of the special meeting request or (y) is included or will be included in the Corporation’s notice of meeting as an item of business to be considered at a special meeting of stockholders that has been called pursuant to Section 2.3(a) but not yet held or that is called pursuant to Section 2.3(a) for a date during the 120-day period beginning on the date of delivery of the special meeting request;

(ii) if the special meeting request is delivered during the period commencing 120 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the next annual meeting; or

(iii) if or to the extent that the purpose or one of the purposes of the special meeting relates to an item of business that is not a proper subject for stockholder action under applicable law.

For purposes of clause (i), the election of directors shall be considered a similar item to any item of business involving the election or removal of directors or change in the size of the board of directors.

(6) A special meeting of stockholders called pursuant to this Section 2.3(b) shall be held at the time and place and on the date that the board may fix. The special meeting shall be held no more than 120 days after the date of delivery of the special meeting request.

(7) Business transacted at any special meeting of stockholders called pursuant to this Section 2.3(b) shall be limited to the purpose or purposes stated in a valid special meeting request for such special meeting. Nothing herein shall prohibit the Corporation from submitting matters to a vote of stockholders at any such special meeting.

2.4 Place of Meetings

Meetings of stockholders shall be held at the place designated by the board of directors, which may be within or outside the State of Delaware. If the board does not designate a place, the place shall be the Corporation’s principal office.

2.5 Notice of Meetings

Written notice of each meeting of stockholders shall be given to all stockholders entitled to vote at the meeting at least 10 but not more than 60 days prior to the meeting (unless otherwise provided by law). The notice shall state the date, place and time of the meeting, and in the case of a special meeting of stockholders, the purpose or purposes for which the meeting is called. If mailed, the notice shall be considered given when deposited in the United States mail, proper postage prepaid, directed to the stockholder at his address as it appears on the Corporation’s records. If electronically transmitted, the notice shall be considered given as provided in Section 2.13.

2.6 Quorum

The holders of a majority of the shares entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting, except as otherwise provided by law or by the Corporation’s certificate of incorporation.

2.7 Voting

Each holder of common stock shall be entitled to one vote for each share of common stock that he holds of record. When a quorum is present at any meeting of stockholders, the affirmative vote of holders of a majority of the shares present in person or represented by proxy, entitled to vote on a matter and voting, shall decide the matter, except as provided in Section 3.2, Section 8.2, or when a different vote is required by law or by the Corporation’s certificate of incorporation.

2.8 Proxies

Each stockholder entitled to vote at a meeting of stockholders, or to consent to corporate action without a meeting, may authorize another person to act for him by proxy authorized by an instrument in writing or by electronic transmission and delivered to the secretary of the Corporation prior to or at the time of the meeting or other action. No proxy may be voted or acted on more than three years after its date, unless the appointment expressly provides for a longer period. A stockholder may revoke his appointment of a proxy by an instrument in writing or by electronic transmission delivered to the secretary of the Corporation, by a subsequent appointment or by attendance at the meeting and voting in person. Any electronic submission pursuant to this section must either set forth or be submitted with information from which the Corporation can determine that such electronic transmission was authorized by the stockholder.

2.9 Voting List

At least 10 days before every meeting of stockholders, the secretary of the Corporation shall prepare a complete alphabetical list of the stockholders entitled to vote at the meeting, showing the address of each stockholder and the number of shares registered in his name. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. This list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (ii) during ordinary business hours, at the Corporation’s principal place of business. The list also shall be produced and kept open during the meeting of stockholders and may be inspected by any stockholder who is present.

2.10 Inspectors

The board of directors shall appoint in advance of any meeting of stockholders one or more inspectors to act at the meeting. If no inspector appointed is able to act at the meeting, the chairman of the meeting shall appoint one or more inspectors. Each inspector shall take and sign an oath faithfully to carry out the duties of inspector with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine (and retain for a reasonable period a record of) the disposition of any challenges made to any determination of the inspectors, and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.

2.11 Adjournments

Any meeting of stockholders may be adjourned to another time or place by the holders of a majority of the shares present or represented by proxy at the meeting and entitled to vote, even though less than a quorum. Notice need not be given of the adjourned meeting if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days or, after the adjournment, a new record date is fixed for the adjourned meeting. The Corporation may transact any business at the adjourned meeting which might have been transacted at the original meeting.

2.12 Action by Consent

Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may not be taken by written consent of the stockholders in lieu of a meeting, unless the taking of such action by written consent has expressly been approved in advance by the board of directors.

2.13 Notice to Stockholders by Electronic Transmission

(a) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of the Delaware General Corporation Law (the “DGCL”), the certificate of incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (1) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (2) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(b) Notice given pursuant to subsection (a) of this section shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Article 3
Directors

3.1 General Powers

The Corporation’s business and affairs shall be managed by or under the direction of a board of directors, which may exercise all of the powers of the Corporation except as otherwise provided by law or by the Corporation’s certificate of incorporation.

3.2 Number and Term of Office

The number of directors constituting the board of directors shall be seven. The number of directors may be changed by a resolution of the board of directors, but if changed, no decrease in the number of directors shall affect the term of any incumbent. Directors shall be elected at the annual meeting of stockholders. Each director shall be elected by the vote of a majority of the votes cast in respect of the director’s election, with the exception that if the number of nominees for election exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares present in person or represented by proxy and entitled to vote on the election of directors. For purposes of this section 3.2, a “majority of the votes cast” means that the number of shares voted “for” the director’s election exceeds the number of shares voted “against” the director’s election. If an incumbent director is not re-elected, the director shall tender his resignation to the board of directors. The Nominating and Governance Committee shall make a recommendation to the board whether to accept or reject the director’s resignation or whether other action should be taken. The board shall act on the Committee's recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the election results. The director who tendered his resignation shall not participate in Committee’s deliberations (if he is a member of the Committee) or in the board’s decision. Each director shall hold office until his successor is elected or until his earlier death, resignation or removal. Despite the expiration of a director’s term, the director shall continue to serve in office until the next meeting of stockholders at which directors are elected. Directors need not be stockholders of the Corporation.

3.3 Regular Meetings

Regular meetings of the board of directors shall be held, at least once each fiscal quarter, at the times and places determined by the board of directors. Notice of a regular meeting of the board of directors need not be given (except to a director who was absent when the determination of the time and place was made).

3.4 Special Meetings

Special meetings of the board of directors may be held at any time at the call of the chairman of the board, the president and chief executive officer, the lead director (if applicable) or any two directors. Special meetings shall be held at the Corporation’s principal office unless the board of directors designates a different location.

3.5 Notice of Special Meetings

Written notice of a special meeting of the board of directors shall be given to each director at his business address by the secretary of the Corporation, or by the officer or one of the directors calling the meeting, by personal delivery, electronic transmission, overnight courier service or mail at least 48 hours prior to the meeting. The notice shall state the time and place of the meeting but need not specify the purpose of the meeting.

3.6 Quorum

A majority of the total number of directors shall constitute a quorum to transact business at all meetings of the board of directors. In the absence of quorum at any meeting, a majority of the directors present may adjourn the meeting without further notice other than announcement of the time and place of the adjourned meeting.

3.7 Participation by Telephone

A director or member of any committee designated by the board of directors may participate in any meeting of the board of directors or of such committee by conference telephone or similar communications equipment which enables all persons participating in the meeting to hear one another, and participation in this manner shall constitute presence in person at the meeting.

3.8 Voting

The vote of a majority of the directors present at any meeting of the board of directors at which a quorum is present shall be the act of the board of directors, unless the vote of a greater number is required by the Corporation’s certificate of incorporation.

3.9 Resignation

A director may resign at any time by written notice to the Corporation at its principal office or to the chairman of the board, president or secretary. Unless otherwise specified in the director’s notice, his resignation shall be effective on receipt by the Corporation or designated officer.

3.10 Removal

Any director may be removed, with or without cause, at any special meeting of stockholders called for that purpose, by the affirmative vote of holders of a majority of the shares then entitled to vote at an election of directors.

3.11 Vacancies

Any vacancy in the board of directors created by a director’s resignation, death or removal, or any vacancy arising because of an increase in the number of directors may be filled by the incumbent directors. A director elected to fill a vacancy shall hold office for the balance of the term for which he was elected.

3.12 Compensation

The board of directors may establish reasonable fees to be paid to directors for their services, and may also authorize the payment of their expenses, if any, reasonably incurred in attending meetings of the board of directors.

3.13 Committees

The board of directors, by resolution passed by a majority of the whole board, may create one or more committees (for example, a Compensation Committee or an Audit Committee) of two or more directors to serve at the board’s pleasure. The board of directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member of the committee at any meeting of the committee. To the extent provided in the resolution creating each committee, and subject to the limitations imposed by law, the committee shall have and may exercise all of the powers and authority of the board of directors in respect of matters within the scope of the committee’s authority. Unless the resolution creating any committee specifies a greater number, a majority of the members of the committee shall constitute a quorum, and a majority of a quorum shall be necessary for committee action. Subject to the direction of the board of directors, each committee shall determine the time and place of its meetings and establish appropriate rules to govern its activities.

3.14 Action by Consent

Any action which may be taken at a meeting of the board of directors or of any committee of the board of directors may be taken without a meeting (and without prior notice) if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions, setting forth the actions taken, are filed with minutes of proceedings of the board of directors or the committee.

3.15 Lead Director

If the Corporation’s president and chief executive officer, or any other officer or employee of the Corporation, is serving as the chairman of the board, the board may appoint an outside director as the lead director, and if appointed, the lead director will have the qualifications and duties described in this Section 3.15.

The lead director shall be independent under the listing standards of The Nasdaq Stock Market LLC and shall serve at the board’s pleasure until the next election of directors by the stockholders. The lead director shall: work with the chairman of the board, if any, coordinate the scheduling and agenda of board meetings and the preparation and distribution of agenda materials; preside when the board meets in executive session or otherwise in the absence of the chairman of the board; call special meetings of the board when he considers appropriate; oversee the scope, quality and timeliness of the flow of information from the Corporation’s management to the board; and serve as an independent point of contact for stockholders wishing to communicate with the board (other than through the chairman of the board, if any).

Article 4
Officers

4.1 Principal Officers

The principal officers of the Corporation shall consist of a president and chief executive officer, chief financial officer, and secretary, and if the board of directors considers it advisable, a chief operating officer. The board of directors may elect a chairman of the board from among the directors and may appoint such other officers and assistant officers, including one or more vice presidents, assistant treasurers and assistant secretaries as the board considers advisable. More than one office may be held by the same person.

4.2 Election and Term of Office

The president and chief executive officer, chief financial officer, secretary, and chief operating officer (if one is elected) shall be elected annually by the board of directors at the first meeting of the board of directors following the annual meeting of stockholders. A chairman of the board and other officers may be elected or appointed at this meeting or at any other meeting. Each officer shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. The election or appointment of an officer shall not of itself create any contract rights.

4.3 Resignation

An officer may resign at any time by written notice to the Corporation at its principal office or to the chairman of the board, president or secretary. Unless otherwise specified in the officer’s notice, his resignation shall be effective on receipt by the Corporation or designated officer.

4.4 Removal

Any officer may be removed by the board of directors, with or without cause, whenever in its judgment the officer’s removal would serve the Corporation’s best interests. Unless the board of directors determines otherwise, no officer who is removed shall have any right to compensation as an officer for any period following his removal except as provided in an authorized contract with the Corporation.

4.5 Vacancies

The board of directors may fill a vacancy in any office occurring for any reason or may leave any vacant office unfilled other than the offices of president, Treasurer or secretary.

4.6 Chairman of the Board

The chairman of the board, if one is elected, shall confer with the president on matters of general policy affecting the day- to-day management of the Corporation’s business and have such other powers and duties as the board of directors assigns. The chairman of the board shall preside at all meetings of the board of directors.

4.7 President and Chief Executive Officer

The president and chief executive officer shall be the Corporation’s chief executive officer and, subject to the direction of the board of directors and such supervisory powers, if any, that the board may give to the chairman of the board, shall have general charge of the Corporation’s business and day-to-day management. He shall also supervise the Corporation’s other officers and see that all resolutions and orders of the board of directors are carried into effect. He shall preside at all meetings of the stockholders and, in the absence of the chairman of the board or if one is not elected, at all meetings of the board of directors. In general, the president shall have the powers and duties usually vested in the office of president of a corporation and such other powers and duties as the board of directors assigns.

4.8 Chief Operating Officer

The chief operating officer of the Corporation shall be responsible, under the president’s direction, for overseeing the Corporation’s day-to-day business operations. The chief operating officer shall have the powers and duties usually vested in the office of chief operating officer of a corporation and such other powers and duties as the president or the board of directors assigns.

4.9 Chief Financial Officer

The chief financial officer of the Corporation shall be responsible, under the president’s direction, for all financial and accounting matters, including custody of the Corporation’s funds and securities and responsibility for depositing, investing and disbursing the Corporation’s funds. The chief financial officer shall have the powers and duties usually vested in the office of chief financial officer of a corporation and such other powers and duties as the president or board of directors assigns.

4.10 Vice Presidents

The vice president, if one is appointed, or, if there is more than one, the vice presidents, shall assist the president as he directs in the management of the Corporation’s business and the implementation of resolutions and orders of the board of directors. If there is more than one vice president, the board of directors may give them titles that are descriptive of their respective functions or indicative of their relative seniority. In the event of the absence or inability to act of the president, the vice president, or if there is more than one, the vice presidents in the order of their seniority as indicated by their titles or as otherwise determined by the board of directors, shall perform the duties of president. The vice president or vice presidents shall also have such other powers and duties as the president or board of directors assigns.

4.11 Secretary

The secretary shall have the powers and duties usually vested in the office of secretary of a corporation, including custody of the Corporation’s corporate records and responsibility for sending all notices to stockholders and directors required by law or by these Bylaws and recording all proceedings of meetings of the stockholders and the directors. The secretary shall have authority to certify copies of these Bylaws, resolutions of the stockholders and directors and other documents of the Corporation as true and correct and shall also such other powers and duties as the president or board of directors assigns.

4.12 Assistant Officers

The assistant treasurer and the assistant secretary (or if more than one is appointed, the assistant treasurers and assistant secretaries in the order determined by the board of directors) shall perform the duties of the treasurer or secretary, as the case may be, in the event of his absence or inability to act. Each assistant treasurer or assistant secretary shall also have such powers and duties as the president or board of directors assigns.

4.13 Salaries

Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as the board of directors determines. No officer shall be prevented from receiving a salary by reason of the fact that he is also a director.

Article 5
Indemnification

5.1 Right to Indemnification

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in Section 5.3 of these Bylaws with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized or approved by the board of directors of the Corporation or made under Section 5.3 to enforce rights to indemnification.

5.2 Right to Advancement of Expenses

In addition to the right to indemnification conferred in Section 5.1 of these Bylaws, an Indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 5.2 or otherwise.

5.3 Enforcement

If a claim under Section 5.1 or 5.2 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses), it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 5 or otherwise shall be on the Corporation.

5.4 Non-Exclusivity of Rights

The rights conferred on any person by this Article 5 shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

5.5 Contract Rights and Survival

The rights conferred on any person by this Article 5 shall be deemed to be contract rights, and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

5.6 Insurance

To the fullest extent permitted by the DGCL or any other applicable law, the Corporation, upon approval by the board of directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this section.

5.7 Prospective Changes Only

Any repeal or modification of this section shall only be prospective and shall not affect the rights under this Article 5 in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability or indemnification.

5.8 Saving Clause

If this Article 5 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this section that shall not have been invalidated, or by any other applicable law. If this section shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director and officer to the full extent under any other applicable law.

5.9 Non-Officer Employees and Agents

The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. The board of directors shall have the power to delegate the determination of whether indemnification shall be given to any such person to such officers or other persons as the board of directors shall determine.

5.10 Certain Definitions

For the purposes of this Article 5, the following definitions shall apply:

(i) The term “Proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(ii) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(iii) The term the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(iv) References to a “director,” “officer,” “employee,” or “agent” of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as, respectively, a director, officer, officer, employee, trustee or agent of another Corporation, partnership, joint venture, trust or other enterprise.

(v) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in the DGCL.

Article 6
Stock

6.1 Stock Certificates

The shares of the Corporation shall be represented by certificates. The board of directors may provide by resolution that some or all of the Corporation’s stock shall be uncertificated shares, but any such resolution shall not apply to any shares represented by a certificate until the certificate is surrendered to the Corporation. In any case, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to a certificate representing the number of shares registered in his name. Each certificate shall be signed by or in the name of the Corporation by the chairman of the board or the president or a vice president and by the secretary or an assistant secretary. Any or all of the signatures on the certificate may be a facsimile. If any officer, transfer agent or registrar who has signed a certificate, or whose facsimile signature has been placed upon a certificate, ceases to serve before the certificate is issued, the certificate may be issued with the same effect as if the officer, transfer agent or registrar were still serving at the time of issuance. All certificates shall be in the form prescribed by the board of directors, and shall be consecutively numbered or otherwise identified. The name and post office address of the person to whom the shares represented by the certificate are issued, with the number of shares and date of issuance, shall be entered on the Corporation’s stock transfer books.

6.2 Endorsements

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Corporation’s certificate of incorporation, these Bylaws, applicable securities laws or an agreement between the Corporation and any number of stockholders shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement that the shares of stock represented by the certificate are subject to the restriction.

6.3 Transfers

Shares of stock of the Corporation may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, with such proof of authority or authenticity of signature as may be required by rules and regulations adopted by the board of directors. Whenever any transfer of shares is made for collateral security and not absolutely, it shall be so expressed in the entry in the Corporation’s stock transfer books if, when the certificate is presented for transfer, both the transferor and the transferee request the Corporation to do so.

6.4 Lost Certificates

The Corporation may issue a new certificate of stock in place of any certificate previously issued which is alleged to have been lost, stolen or destroyed on such terms and conditions as the board of directors may prescribe, including presentation of reasonable evidence of such loss, theft or destruction and such bond or other indemnity as the board of directors requires for the protection of the Corporation and its transfer agent.

6.5 Stockholders of Record

Except as may be otherwise required by law, the Corporation shall be entitled to treat the holder of record of any shares of its stock as shown on its stock transfer records as the owner of those shares for all purposes, including the payment of dividends and the right to vote, until the shares have been transferred on the Corporation’s stock transfer records in accordance with these Bylaws, regardless of any intervening transfer, pledge or other disposition of the shares.

6.6 Record Date

The board of directors may fix a date in advance as the record date for purposes of determining the stockholders entitled to notice of or to vote at any meeting of stockholders, to consent to corporate action without a meeting, to receive payment of any dividend or other distribution, to exercise any rights in respect of any change, conversion or exchange of stock, or for purposes of any other lawful action. The record date may be fixed within these limits:

(i) the record date for determining the stockholders entitled to notice of and to vote at any meeting of stockholders shall not be less than 10 or more than 60 days prior to the date of the meeting;

(ii) the record date for determining the stockholders entitled to consent to corporate action without a meeting shall not be earlier than the date of the resolution fixing the record date or more than 10 days after such date; and

(iii) the record date for determining the stockholders for any other purpose shall not be earlier than the date of the resolution fixing the record date or more than 60 days prior to the action for which the determination is being made.

If the board of directors does not fix a record date:

(i) the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the date on which notice is given;

(ii) the record date for determining stockholders entitled to consent to corporate action without a meeting shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation; and

(iii) the record date for determining the stockholders for any other purpose shall be the close of business on the day that the board of directors adopts the resolution authorizing the action with respect to which the determination is being made.

Article 7
General Provisions

7.1 Contracts

The board of directors may authorize any officer or officers to enter into any contract or agreement for the Corporation. This authorization may be general or confined to specific instances.

7.2 Loans

The Corporation shall not borrow money unless authorized by the board of directors. This authorization may be general or confined to specific instances.

7.3 Checks

All checks, drafts and other orders for the payment of money, and all promissory notes and other evidences of indebtedness issued in the Corporation’s name, shall be signed by the officer or officers and in the manner authorized by the board of directors.

7.4 Depositories

All funds of the Corporation shall be deposited in its name in the banks, trust companies or other depositories authorized by the board of directors.

7.5 Fiscal Year

The Corporation’s fiscal year shall be fixed by the board of directors.

7.6 Corporate Seal

The corporate seal shall be in such form as the board of directors approves.

7.7 Waiver of Notice

Whenever notice is required to be given by law, the Corporation's certificate of incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, at any time before or after the time stated in the waiver, shall be considered equivalent to proper notice. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting, unless the person attends for the express purpose of objecting, at the beginning of the meeting, to transacting any business the meeting because the meeting was not lawfully called or convened.

7.8 Evidence of Authority

A certificate by the secretary or an assistant secretary as to any action taken by the stockholders or board of directors or any committee of the board of directors or officer of the Corporation shall be conclusive evidence of such action as to all persons who rely on the certificate in good faith.

7.9 Transactions with Interested Parties

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum;

(b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote on the matter, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or

(c) the contract or transaction is fair as to the Corporation as of the time that it is authorized, approved or ratified by the board of directors, committee or stockholders.

Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee of directors which authorizes the contract or transaction.

7.10 Use of Words

Whenever the context requires, words used in these Bylaws in the singular shall be considered to be in the plural, and conversely. Similarly, the words “he,” “his” and “him” shall be considered “she” or “her” or “it” or “its” when appropriate to the reference.

7.11 Electronic Transmission

For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Article 8
Amendments

8.1 By Board of Directors

These Bylaws may be amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the board of directors at which a quorum is present.

8.2 By Stockholders

These Bylaws may be amended or repealed or new bylaws may be adopted by the affirmative vote of holders of a majority of the shares entitled to vote at any annual meeting of stockholders or at any special meeting of stockholders at which notice of the meeting included a statement or description of the proposed amendment, repeal or adoption of new bylaws.